NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2012

HIGHLIGHTS:

•	All time record earnings for the current quarter of $20.8 million, an increase of 45 percent from the prior year fourth quarter net income of $14.3 million.

•	Current quarter diluted earnings per share of $0.29, an increase of 45 percent from the prior year fourth quarter diluted earnings per share of $0.20.

•	All time record earnings for the year of $75.5 million, an increase of 51 percent from the prior year operating net income of $50.1 million.

•	Diluted earnings per share for the year of $1.05, an increase of 50 percent from the prior year diluted operating earnings per share of $0.70.

•	Non-performing assets decreased $33.3 million, or 19 percent, from the prior quarter and decreased $70.0 million, or 33 percent, from the prior year end.

•	Non-performing assets as a percentage of assets ended the year at 1.87 percent compared to 2.92 percent at the prior year end.

•	The Company increased the number of personal and business checking accounts by over 5 percent in 2012.

•	Non-interest bearing deposits increased $181 million, or 18 percent, from the prior year end.

•	Dividend declared of $0.14 per share during the quarter, an increase of $0.01 per share from the prior quarter dividend per share of $0.13.

KALISPELL, MONTANA, January 24, 2013 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income for the current quarter of $20.8 million, an increase of $6.5 million, or 45 percent, compared to $14.3 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.29 per share, an increase of $0.09, or 45 percent, from the prior year fourth quarter diluted earnings per share of $0.20. "Earnings momentum continued to build this past quarter allowing us to produce the record net income in 2012," said Mick Blodnick, President and Chief Executive Officer. "Increases to non-interest income accompanied by lower credit costs and other non-interest expense reductions offset further acceleration in premium amortization on our securities portfolio that compressed interest income and the net interest margin," Blodnick said. "Our performance improved significantly this past year compared to the prior three years. However, there is still more work to be done and we believe our results can get better."

Results Summary
Net income for 2012 was $75.5 million, an increase of $25.4 million, or 51 percent, over the 2011 operating net income of $50.1 million. Operating net income is considered a non-GAAP financial measure and additional information regarding this measurement and reconciliation is provided herein. Diluted earnings per share for 2012 was $1.05 per share, an increase of $0.35, or 50 percent, from the prior year diluted operating earnings per share of $0.70. The operating net income improvement for 2012 over 2011 was largely attributable to the $43.0 million (pre-tax) reduction in the provision for loan losses as a result of the improvement in credit quality. The reduction in provision for loan losses was partially offset by the $17.6 million (pre-tax) reduction in net interest income driven by the low interest rate environment and the increase in premium amortization (net of discount accretion) on investment securities.

	Three Months ended		Year ended
Dollars in thousands, except per share data)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income (GAAP)	$20,758	14,348	75,516	17,471
Add goodwill impairment charge, net of tax	—	—	—	32,613
Operating net income (non-GAAP)	$20,758	14,348	75,516	50,084
Diluted earnings per share (GAAP)	$0.29	0.20	1.05	0.24
Add goodwill impairment charge, net of tax	—	—	—	0.46
Diluted operating earnings per share (non-GAAP)	$0.29	0.20	1.05	0.70
Return on average assets (annualized) (GAAP)	1.06%	0.80%	1.01%	0.25%
Add goodwill impairment charge, net of tax	—%	(0.01)%	—%	0.47%
Return on average assets (annualized) (non-GAAP)	1.06%	0.79%	1.01%	0.72%
Return on average equity (annualized) (GAAP)	9.17%	6.69%	8.54%	2.04%
Add goodwill impairment charge, net of tax	—%	(0.24)%	—%	3.74%
Return on average equity (annualized) (non-GAAP)	9.17%	6.45%	8.54%	5.78%

Non-GAAP Financial Measures
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The preceding results summary table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the prior year third quarter goodwill impairment charge (net of tax) of $32.6 million.

•	The goodwill impairment charge was $40.2 million with a tax benefit of $7.6 million which resulted in a goodwill impairment charge (net of tax) of $32.6 million. The tax benefit applied only to the $19.4 million of goodwill associated with taxable acquisitions and was determined based on the Company's marginal income tax rate of 38.9 percent.

•	The diluted earnings per share reconciling item was determined based on the goodwill impairment charge (net of tax) divided by the weighted average diluted shares of 71,915,073.

•
The goodwill impairment charge (net of tax) was included in determining earnings for both the GAAP return on average assets and GAAP return on average equity. The average assets used in the GAAP return on average assets ratios were $7.128 billion and $6.923 billion for the three and twelve month periods, respectively. The average assets used in the non-GAAP return on average assets ratios were $7.161 billion and $6.931 billion for the three and twelve month periods, respectively. The average equity used in the GAAP return on average equity ratios were $850 million and $858 million for the three and twelve month periods, respectively. The average equity used in the non-GAAP return on average equity ratios were $883 million and $866 million for the three and twelve month periods, respectively.

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Cash and cash equivalents	$187,040	172,399	128,032	14,641	59,008
Investment securities, available-for-sale	3,683,005	3,586,355	3,126,743	96,650	556,262
Loans receivable
Residential real estate	516,467	528,177	516,807	(11,710)	(340)
Commercial	2,278,905	2,272,959	2,295,927	5,946	(17,022)
Consumer and other	602,053	606,958	653,401	(4,905)	(51,348)
Loans receivable	3,397,425	3,408,094	3,466,135	(10,669)	(68,710)
Allowance for loan and lease losses	(130,854)	(136,660)	(137,516)	5,806	6,662
Loans receivable, net	3,266,571	3,271,434	3,328,619	(4,863)	(62,048)
Other assets	610,824	602,017	604,512	8,807	6,312
Total assets	$7,747,440	7,632,205	7,187,906	115,235	559,534

Investment securities increased $96.7 million, or 3 percent, during the current quarter and increased $556 million, or 18 percent, from December 31, 2011. The Company continued to purchase investment securities to primarily offset the lack of loan growth and to maintain interest income. The increase in investment securities for the current quarter occurred in U.S. Agency collateralized mortgage obligation ("CMO"), corporate and municipal bonds. The majority of the purchases were short weighted-average life CMOs which were significantly offset by CMO principal paydowns during the quarter.  Investment securities represent 48 percent of total assets at December 31, 2012 versus 44 percent at December 31, 2011.

The heightened uncertainty with the current economy and muted loan demand continued to put pressure on the Company and was the primary cause of the decrease in the loan portfolio. The loan portfolio decreased during the current quarter by $10.7 million, or less than 1 percent, to a total of $3.397 billion at December 31, 2012. Excluding charge-offs of $9.9 million and loans of $6.5 million transferred to other real estate owned, loans increased $5.7 million from the prior quarter. The largest decrease during the current quarter was in residential real estate loans which declined $11.7 million, or 2 percent, from September 30, 2012 and was driven by customers refinancing their variable rate loans into fixed rate long-term loans, which the Company sells on the secondary market. During the year 2012, the loan portfolio decreased $68.7 million, or 2 percent, from total loans of $3.466 billion at December 31, 2011. The largest decrease during the year was in consumer and other loans which decreased $51.3 million, or 8 percent, from December 31, 2011 and was primarily attributable to customers paying off home equity lines of credit (HELOC's) during the process of refinancing their home. In addition, the Company continues to reduce its exposure to land, lot and other construction loans which totaled $330 million as of December 31, 2012, a decrease of $51.2 million, or 13 percent, since the prior year end.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011
Allowance for loan and lease losses
Balance at beginning of period	$137,516	137,516	137,107
Provision for loan losses	21,525	19,250	64,500
Charge-offs	(34,672)	(24,789)	(69,366)
Recoveries	6,485	4,683	5,275
Balance at end of period	$130,854	136,660	137,516
Other real estate owned	$45,115	57,650	78,354
Accruing loans 90 days or more past due	1,479	3,271	1,413
Non-accrual loans	96,933	115,856	133,689
Total non-performing assets [1]	$143,527	176,777	213,456
Non-performing assets as a percentage of subsidiary assets	1.87%	2.33%	2.92%
Allowance for loan and lease losses as a percentage of non-performing loans	133%	115%	102%
Allowance for loan and lease losses as a percentage of total loans	3.85%	4.01%	3.97%
Net charge-offs as a percentage of total loans	0.83%	0.59%	1.85%
Accruing loans 30-89 days past due	$27,097	28,434	49,086
1 As of December 31, 2012, non-performing assets have not been reduced by U.S. government guarantees of $1.6 million.

As a result of the Company's continued focus on actively managing the disposition of its non-performing assets, the Company had a current quarter decrease of $33.3 million, or 19 percent, in non-performing assets to $143.5 million at December 31, 2012. This was a positive trend throughout 2012 which resulted in a decrease in non-performing assets of $69.9 million, or 33 percent, from the prior year end. The Company's early stage delinquencies (accruing loans 30-89 days past due) has seen a significant decrease during the second half of 2012 and decreased $22.0 million, or 45 percent, to $27.1 million at December 31, 2012 compared to early stage delinquencies of $49.1 million as of December 31, 2011. "We had an excellent quarter disposing of our distressed assets, both other real estate owned and non-performing loans," said Blodnick. "By methodically working through these credits this past year, we believe the economic value we received was greater than if we would have bulk sold those assets. This patience and steadfast approach has allowed the real estate market to stabilize which more than covered costs to hold these assets."

At December 31, 2012, the allowance for loan and lease losses ("allowance") was $131 million, a decrease of $5.8 million from the prior quarter and a decrease of $6.7 million from a year ago. The allowance was 3.85 percent of total loans outstanding at December 31, 2012, compared to 4.01 percent at September 31, 2012 and 3.97 percent at December 31, 2011. The allowance was 133 percent of non-performing loans at

December 31, 2012, an increase from 115 percent at September 30, 2012 and an increase from 102 percent at December 31, 2011. The decrease in the allowance as a percentage of loans was determined to be adequate based on the Company's assessment of the allowance and was reflective of the improvement in credit quality measurements.

The largest category of non-performing assets was the land, lot and other construction category which was $66.5 million, or 46 percent, of the non-performing assets at December 31, 2012. Included in this category was $31.5 million of land development loans and $19.1 million in unimproved land loans at December 31, 2012. Although land, lot and other construction loans has put pressure on the Company's credit quality, the Company has continued to reduce this category over the prior two years. During the current quarter, the land, lot and other construction non-performing asset category was reduced by $20.1 million, or 23 percent.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Q4 2012	$2,275	8,081	3.85%	0.80%	1.87%
Q3 2012	2,700	3,499	4.01%	0.83%	2.33%
Q2 2012	7,925	7,052	3.99%	1.41%	2.69%
Q1 2012	8,625	9,555	3.98%	1.24%	2.91%
Q4 2011	8,675	9,252	3.97%	1.42%	2.92%
Q3 2011	17,175	18,877	3.92%	0.60%	3.49%
Q2 2011	19,150	20,184	3.88%	1.14%	3.68%
Q1 2011	19,500	15,778	3.86%	1.44%	3.78%

Net charged-off loans during the current quarter of $8.1 million increased $4.6 million, or 131 percent, compared to the prior quarter and was attributable to the Company disposing of distressed assets during the fourth quarter of 2012. Although there was an increase in charged-off loans during the current quarter, the activity during the prior several quarters has trended downwards and has been the result of improved credit quality.   The current quarter provision for loan losses was $2.3 million, which decreased $425 thousand compared to the $2.7 million provision for loan losses for the prior quarter and decreased $6.4 million from the fourth quarter of 2011. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company's loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company's loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Non-interest bearing deposits	$1,191,933	1,180,066	1,010,899	11,867	181,034
Interest bearing deposits	4,172,528	4,023,031	3,810,314	149,497	362,214
Repurchase agreements	289,508	414,836	258,643	(125,328)	30,865
FHLB advances	997,013	917,021	1,069,046	79,992	(72,033)
Other borrowed funds	10,032	10,152	9,995	(120)	37
Subordinated debentures	125,418	125,382	125,275	36	143
Other liabilities	60,059	71,560	53,507	(11,501)	6,552
Total liabilities	$6,846,491	6,742,048	6,337,679	104,443	508,812

The Company's deposits continued to increase during the current quarter and over the past several years which has allowed the Company to fund the increase in the investment securities portfolio at lower funding costs. The increase in deposits during 2012 and throughout 2011 has been driven by the Company's success in generating new personal and business customer relationships, as well as existing customers retaining cash deposits for liquidity purposes due to the continued uncertainty in the current economic environment. At December 31, 2012, non-interest bearing deposits of $1.192 billion increased $11.9 million, or 1 percent, since September 30, 2012 and increased $181 million, or 18 percent, since December 31, 2011. Interest bearing deposits of $4.173 billion at December 31, 2012 included $758 million of wholesale deposits of which $128 million were reciprocal deposits (e.g., Certificate of Deposit Account Registry System deposits). In addition to reciprocal deposits, wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts. Interest bearing deposits increased $149 million, or 4 percent, since September 30, 2012 and included a decrease of $38.3 million in wholesale deposits. Interest bearing deposits increased $362 million, or 10 percent, from December 31, 2011 and included a decrease of $41.4 million in wholesale deposits.

The Company's level and mix of borrowings has fluctuated as needed to supplement deposit growth and to fund the growth in investment securities. The decrease in funding through repurchase agreements from the prior quarter was primarily due to the decrease of $112 million in wholesale repurchase funding to a total of $4.2 million as of December 31, 2012. The wholesale repurchase agreements are utilized as a source of low cost funding and fluctuate as other lower cost funding sources are utilized.  Federal Home Loan Bank ("FHLB") advances increased $80.0 million from the prior quarter and decreased $72.0 million since the prior year end.

Stockholders' Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Common equity	$852,987	842,301	816,740	10,686	36,247
Accumulated other comprehensive income	47,962	47,856	33,487	106	14,475
Total stockholders’ equity	900,949	890,157	850,227	10,792	50,722
Goodwill and core deposit intangible, net	(112,274)	(112,765)	(114,384)	491	2,110
Tangible stockholders’ equity	$788,675	777,392	735,843	11,283	52,832
Stockholders’ equity to total assets	11.63%	11.66%	11.83%
Tangible stockholders’ equity to total tangible assets	10.33%	10.34%	10.40%
Book value per common share	$12.52	12.37	11.82	0.15	0.70
Tangible book value per common share	$10.96	10.81	10.23	0.15	0.73
Market price per share at end of period	$14.71	15.59	12.03	(0.88)	2.68

Tangible stockholders' equity and tangible book value per share increased $52.8 million and $0.73 per share from the prior year end, resulting in tangible stockholders' equity to tangible assets of 10.33 percent and tangible book value per share of $10.96 as of December 31, 2012. The increases were from earnings retention and an increase in accumulated other comprehensive income.

Cash Dividend
On November 28, 2012, the Company's Board of Directors declared a cash dividend of $0.14 per share, payable December 20, 2012 to shareholders of record on December 11, 2012. The cash dividend was a $0.01 per share, or 8 percent, increase over the previous quarter cash dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2012
Compared to September 30, 2012 and December 31, 2011

Revenue Summary

	Three Months ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011
Net interest income
Interest income	$59,666	62,015	68,741
Interest expense	8,165	8,907	10,197
Total net interest income	51,501	53,108	58,544
Non-interest income
Service charges, loan fees, and other fees	12,845	13,019	12,134
Gain on sale of loans	9,164	8,728	7,026
Other income	3,384	2,227	2,857
Total non-interest income	25,393	23,974	22,017
	$76,894	77,082	80,561
Net interest margin (tax-equivalent)	3.05%	3.24%	3.74%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Net interest income
Interest income	$(2,349)	$(9,075)	(4)%	(13)%
Interest expense	(742)	(2,032)	(8)%	(20)%
Total net interest income	(1,607)	(7,043)	(3)%	(12)%
Non-interest income
Service charges, loan fees, and other fees	(174)	711	(1)%	6%
Gain on sale of loans	436	2,138	5%	30%
Other income	1,157	527	52%	18%
Total non-interest income	1,419	3,376	6%	15%
	$(188)	$(3,667)	—%	(5)%

Net Interest Income
The current quarter net interest income of $51.5 million decreased $1.6 million, or 3 percent, over the prior quarter and decreased $7.0 million, or 12 percent, over the prior year fourth quarter. The current quarter interest income of $59.7 million decreased $2.3 million, or 4 percent, over the prior quarter and decreased $9.1 million, or 13 percent, over the prior year fourth quarter. The primary driver of the decrease in interest income was the $23.3 million of premium amortization (net of discount accretion) on investment securities in the current quarter which was an increase of $3.8 million over the prior quarter and an increase of $11.0 million over the prior year fourth quarter. The current quarter decrease in interest expense of $742 thousand, or 8 percent, from the prior quarter and the decrease of $2.0 million, or 20 percent, in interest expense from the prior year fourth quarter was the result of a decrease in interest rates on deposits and borrowings as the Company continues to focus on reducing deposit and borrowing costs. The cost of total funding (including non-interest bearing deposits) for the current quarter was 48 basis points compared to 54 basis points for the prior quarter and 65 basis points for the prior year fourth quarter.

The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.05 percent, a decrease of 19 basis points from the prior quarter net interest margin of 3.24 percent. "The Company had a 6 basis points improvement in funding costs as the Company continued to reduce funding costs on deposits and utilized lower cost borrowings," said Ron Copher, Chief Financial Officer. The 25 basis point decrease in yield on earning assets from the current quarter compared to the prior quarter was the result of a 12 basis points reduction in yield on the loan portfolio and a 26 basis points reduction of yield on the investment securities. Of the 26 basis points reduction in yield on the investment securities, 24 basis points were due to the increase in premium amortization. The premium amortization in the current quarter accounted for a 128 basis points reduction in the net interest margin compared to a 111 basis points reduction in the prior quarter and 74 basis points reduction in the net interest margin in the prior year fourth quarter.

Non-interest Income
Non-interest income for the current quarter totaled $25.4 million, an increase of $1.4 million over the prior quarter and an increase of $3.4 million over the same quarter last year. Service charge fee income decreased $174 thousand, or 1 percent, from the prior quarter as a result of seasonal activity and service charge fee income increased $711 thousand , or 6 percent, from the prior year fourth quarter as a result of higher debit card income driven by the increased number of checking accounts. Gain on sale of loans increased $436 thousand, or 5 percent, over the prior quarter and increased $2.1 million, or 30 percent, over the prior year fourth quarter, the result of an increase in purchase and refinance volume due to lower interest rates and borrowers taking advantage of U.S. government loan modification programs.  Other income of $3.4 million for the current quarter increased $1.2 million, or 52 percent, from the prior quarter and increased $527 thousand, or 18 percent, from the prior year fourth quarter, increases that were predominantly from income related to other real estate owned and gains on the sale of bank assets. Included in other income was operating revenue of $69 thousand from other real estate owned and gains of $841 thousand on the sale of other real estate owned, which totaled $910 thousand for the current quarter compared to $531 thousand for the prior quarter and $903 thousand for the prior year fourth quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011
Compensation and employee benefits	$24,083	24,046	21,311
Occupancy and equipment	6,043	6,001	5,890
Advertising and promotions	1,478	1,820	1,588
Outsourced data processing	889	801	849
Other real estate owned	3,570	6,373	12,896
Federal Deposit Insurance Corporation premiums	1,306	1,767	2,010
Core deposit intangibles amortization	491	532	557
Other expense	10,148	8,838	10,029
Total non-interest expense	$48,008	50,178	55,130

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Compensation and employee benefits	$37	$2,772	—%	13%
Occupancy and equipment	42	153	1%	3%
Advertising and promotions	(342)	(110)	(19)%	(7)%
Outsourced data processing	88	40	11%	5%
Other real estate owned	(2,803)	(9,326)	(44)%	(72)%
Federal Deposit Insurance Corporation premiums	(461)	(704)	(26)%	(35)%
Core deposit intangibles amortization	(41)	(66)	(8)%	(12)%
Other expense	1,310	119	15%	1%
Total non-interest expense	$(2,170)	$(7,122)	(4)%	(13)%

Non-interest expense of $48.0 million for the current quarter decreased by $2.2 million, or 4 percent, from the prior quarter and decreased by $7.1 million, or 13 percent, from the prior year fourth quarter.  Compensation and employee benefits increased by $2.8 million, or 13 percent, from the prior year fourth quarter and was the result of an increase in commissions on residential real estate loan originations, a revised Company incentive program and the restoration in 2012 of certain compensation cuts made in 2011. Other real estate owned expense decreased $2.8 million, or 44 percent, from the prior quarter and decreased $9.3 million, or 72 percent, from the prior year fourth quarter. The current quarter other real estate owned expense of $3.6 million included $1.1 million of operating expense, $1.9 million of fair value write-downs, and $617 thousand of loss on sale of other real estate owned. Other real estate owned expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosed properties. Other expense increased by $1.3 million, or 15 percent, from the prior quarter and increased $119 thousand, or 1 percent, from the prior year fourth quarter and was the result of changes in several miscellaneous categories.

Efficiency Ratio
The efficiency ratio for the current quarter was 56 percent compared to 52 percent for the prior year fourth quarter. Although there was an increase in non-interest income during the current quarter, it was not enough to offset the decrease in net interest income, due to the increase in premium amortization on investment securities.

Operating Results for Year ended December 31, 2012
Compared to December 31, 2011

Revenue Summary

	Year ended
(Dollars in thousands)	December 31, 2012	December 31, 2011	$ Change	% Change
Net interest income
Interest income	$253,757	$280,109	$(26,352)	(9)%
Interest expense	35,714	44,494	(8,780)	(20)%
Total net interest income	218,043	235,615	(17,572)	(7)%
Non-interest income
Service charges, loan fees, and other fees	49,706	48,113	1,593	3%
Gain on sale of loans	32,227	21,132	11,095	53%
Gain on sale of investments	—	346	(346)	(100)%
Other income	9,563	8,608	955	11%
Total non-interest income	91,496	78,199	13,297	17%
	$309,539	$313,814	$(4,275)	(1)%
Net interest margin (tax-equivalent)	3.37%	3.89%

Net Interest Income
Net interest income for 2012 decreased $17.6 million, or 7 percent, over the same period last year. Interest income decreased $26.4 million, or 9 percent, while interest expense decreased $8.8 million, or 20 percent from 2011. The decrease in interest income from the prior year was principally due to the increase in premium amortization on investment securities and the reduction in balances and yield on loans, the combination of which put further pressure on earning asset yields. Interest income was reduced by $72.0 million in premium amortization (net of discount accretion) on investment securities which was an increase of $33.9 million from the prior year. This increase in premium amortization was the result of both the increased purchases of investment securities combined with the continued refinance activity. The decrease in interest expense during the current year was primarily attributable to the decreases in rates on interest bearing deposits and borrowings. The funding cost (including non-interest bearing deposits) for 2012 was 55 basis points compared to 74 basis points for 2011.

The net interest margin, on a tax-equivalent basis, for 2012 was 3.37 percent, a 52 basis points reduction from the net interest margin of 3.89 percent for 2011. The reduction was attributable to a lower yield and volume of loans coupled with an increase in lower yielding investment securities and higher premium amortization on investment securities, both of which outpaced the reduction in funding cost. The premium amortization in 2012 accounted for a 104 basis points reduction in the net interest margin which was an increase of 44 basis points compared to the 60 basis points reduction in the net interest margin for the same period last year.

Non-interest Income
Non-interest income of $91.5 million for 2012 increased $13.3 million, or 17 percent, over non-interest income of $78.2 million for 2011. Service charge fee income increased $1.6 million, or 3 percent, the majority of which was from higher debit card income driven by the increased number of deposit accounts. Gain on sale of loans for 2012 increased $11.1 million, or 53 percent, from 2011 due to greater refinance and loan origination activity. Included in other income was operating revenue of $355 thousand from other real estate owned and gains of $2.0 million on the sale of other real estate owned, which totaled $2.4 million for 2012 compared to $2.7 million for the same period in the prior year.

Non-interest Expense Summary

	Year ended		$ Change	% Change
(Dollars in thousands)	December 31, 2012	December 31, 2011
Compensation and employee benefits	$95,373	$85,691	$9,682	11%
Occupancy and equipment	23,837	23,599	238	1%
Advertising and promotions	6,413	6,469	(56)	(1)%
Outsourced data processing	3,324	3,153	171	5%
Other real estate owned	18,964	27,255	(8,291)	(30)%
Federal Deposit Insurance Corporation premiums	6,085	8,169	(2,084)	(26)%
Core deposit intangibles amortization	2,110	2,473	(363)	(15)%
Other expense	37,315	35,156	2,159	6%
Total non-interest expense before goodwill impairment charge	193,421	191,965	1,456	1%
Goodwill impairment charge	—	40,159	(40,159)	(100)%
Total non-interest expense	$193,421	$232,124	$(38,703)	(17)%

Compensation and employee benefits for 2012 increased $9.7 million, or 11 percent, and was attributable to an increase in commissions on residential real estate loan originations, a revised Company incentive program and the restoration in 2012 of certain compensation cuts made in 2011. Other real estate owned expense of $19.0 million for 2012 decreased $8.3 million, or 30 percent, from the prior year. The other real estate owned expense for 2012 included $3.6 million of operating expenses, $13.3 million of fair value write-downs, and $2.1 million of loss on sale of other real estate owned.

Provision for loan losses
The provision for loan losses was $21.5 million for 2012, a decrease of $43.0 million, or 67 percent, from the same period in the prior year. Net charged-off loans during the 2012 was $28.2 million, a decrease of $35.9 million from 2011. The largest category of net charge-offs was in land, lot and other construction loans which had net charge-offs of $9.8 million, or 35 percent of total net charged-off loans. Last year in this loan category, net charge-offs totaled $31.3 million.

Efficiency Ratio
The efficiency ratio was 54 percent for 2012 and 51 percent for 2011. Although there was a significant increase in non-interest income from the the prior year, it was not enough to offset the combination of the decrease in net interest income and the increase in non-interest expense (before the goodwill impairment charge) in 2012.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d'Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell, operating in Wyoming; and Bank of the San Juans, Durango, operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including the result of declines in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company's net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the integration of acquisitions;

•	the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;

•	competition from other financial services companies in our markets;

•	loss of services from the senior management team; and

•	the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	December 31, 2012	December 31, 2011
Assets
Cash on hand and in banks	$123,270	104,674
Interest bearing cash deposits	63,770	23,358
Cash and cash equivalents	187,040	128,032
Investment securities, available-for-sale	3,683,005	3,126,743
Loans held for sale	145,501	95,457
Loans receivable	3,397,425	3,466,135
Allowance for loan and lease losses	(130,854)	(137,516)
Loans receivable, net	3,266,571	3,328,619
Premises and equipment, net	158,989	158,872
Other real estate owned	45,115	78,354
Accrued interest receivable	37,770	34,961
Deferred tax asset	20,394	31,081
Core deposit intangible, net	6,174	8,284
Goodwill	106,100	106,100
Non-marketable equity securities	48,812	49,694
Other assets	41,969	41,709
Total assets	$7,747,440	7,187,906
Liabilities
Non-interest bearing deposits	$1,191,933	1,010,899
Interest bearing deposits	4,172,528	3,810,314
Securities sold under agreements to repurchase	289,508	258,643
Federal Home Loan Bank advances	997,013	1,069,046
Other borrowed funds	10,032	9,995
Subordinated debentures	125,418	125,275
Accrued interest payable	4,675	5,825
Other liabilities	55,384	47,682
Total liabilities	6,846,491	6,337,679
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	719	719
Paid-in capital	641,737	642,882
Retained earnings - substantially restricted	210,531	173,139
Accumulated other comprehensive income	47,962	33,487
Total stockholders’ equity	900,949	850,227
Total liabilities and stockholders’ equity	$7,747,440	7,187,906
Number of common stock shares issued and outstanding	71,937,222	71,915,073

Glacier Bancorp, Inc.
Unaudited Consolidated Statements of Operations

	Three Months ended		Year ended
(Dollars in thousands, except per share data)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Interest Income
Residential real estate loans	$7,831	8,198	30,850	33,060
Commercial loans	29,661	31,629	121,425	130,249
Consumer and other loans	8,287	9,653	35,096	40,538
Investment securities	13,887	19,261	66,386	76,262
Total interest income	59,666	68,741	253,757	280,109
Interest Expense
Deposits	4,135	5,379	18,183	25,269
Securities sold under agreements to repurchase	311	320	1,308	1,353
Federal Home Loan Bank advances	2,851	3,555	12,566	12,687
Federal funds purchased and other borrowed funds	53	69	229	224
Subordinated debentures	815	874	3,428	4,961
Total interest expense	8,165	10,197	35,714	44,494
Net Interest Income	51,501	58,544	218,043	235,615
Provision for loan losses	2,275	8,675	21,525	64,500
Net interest income after provision for loan losses	49,226	49,869	196,518	171,115
Non-Interest Income
Service charges and other fees	11,621	11,093	45,343	44,194
Miscellaneous loan fees and charges	1,224	1,041	4,363	3,919
Gain on sale of loans	9,164	7,026	32,227	21,132
Gain on sale of investments	—	—	—	346
Other income	3,384	2,857	9,563	8,608
Total non-interest income	25,393	22,017	91,496	78,199
Non-Interest Expense
Compensation and employee benefits	24,083	21,311	95,373	85,691
Occupancy and equipment	6,043	5,890	23,837	23,599
Advertising and promotions	1,478	1,588	6,413	6,469
Outsourced data processing	889	849	3,324	3,153
Other real estate owned	3,570	12,896	18,964	27,255
Federal Deposit Insurance Corporation premiums	1,306	2,010	6,085	8,169
Core deposit intangibles amortization	491	557	2,110	2,473
Goodwill impairment charge	—	—	—	40,159
Other expense	10,148	10,029	37,315	35,156
Total non-interest expense	48,008	55,130	193,421	232,124
Income Before Income Taxes	26,611	16,756	94,593	17,190
Federal and state income tax expense (benefit)	5,853	2,408	19,077	(281)
Net Income	$20,758	14,348	75,516	17,471
Basic earnings per share	$0.29	0.20	1.05	0.24
Diluted earnings per share	$0.29	0.20	1.05	0.24
Dividends declared per share	$0.14	0.13	0.53	0.52
Average outstanding shares - basic	71,937,222	71,915,073	71,928,570	71,915,073
Average outstanding shares - diluted	71,937,286	71,915,073	71,928,656	71,915,073

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Year ended
	December 31, 2012			December 31, 2012
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$646,061	7,831	4.85%	$611,910	30,850	5.04%
Commercial loans	2,256,854	29,661	5.21%	2,274,128	121,425	5.32%
Consumer and other loans	602,625	8,287	5.46%	620,584	35,096	5.64%
Total loans [1]	3,505,540	45,779	5.18%	3,506,622	187,371	5.33%
Tax-exempt investment securities [2]	914,241	13,785	6.03%	888,839	54,389	6.12%
Taxable investment securities [3]	2,882,474	4,719	0.65%	2,598,589	30,231	1.16%
Total earning assets	7,302,255	64,283	3.49%	6,994,050	271,991	3.88%
Goodwill and intangibles	112,528			113,321
Non-earning assets	347,627			365,408
Total assets	$7,762,410			$7,472,779
Liabilities
Non-interest bearing deposits	$1,178,548	—	—%	$1,080,854	—	—%
NOW accounts	917,470	284	0.12%	872,529	1,370	0.16%
Savings accounts	469,491	76	0.06%	450,940	342	0.08%
Money market deposit accounts	904,530	481	0.21%	888,620	2,221	0.25%
Certificate accounts	1,024,492	2,534	0.98%	1,049,752	11,633	1.11%
Wholesale deposits [4]	832,602	760	0.36%	693,463	2,617	0.38%
FHLB advances	998,592	2,851	1.13%	996,766	12,566	1.26%
Repurchase agreements, federal funds purchased and other borrowed funds	491,627	1,179	0.95%	495,871	4,965	1.00%
Total funding liabilities	6,817,352	8,165	0.48%	6,528,795	35,714	0.55%
Other liabilities	44,156			59,571
Total liabilities	6,861,508			6,588,366
Stockholders’ Equity
Common stock	719			719
Paid-in capital	641,738			642,009
Retained earnings	204,875			194,413
Accumulated other comprehensive income	53,570			47,272
Total stockholders’ equity	900,902			884,413
Total liabilities and stockholders’ equity	$7,762,410			$7,472,779
Net interest income (tax-equivalent)		$56,118			$236,277
Net interest spread (tax-equivalent)			3.01%			3.33%
Net interest margin (tax-equivalent)			3.05%			3.37%

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $4.2 million and $16.7 million on tax-exempt investment security income for the three months and year ended December 31, 2012, respectively.

[3]	Includes tax effect of $386 thousand and $1.5 million on investment security tax credits for the three months and year ended December 31, 2012, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts, including reciprocal deposits.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Custom and owner occupied construction	$40,327	39,937	35,422	1%	14%
Pre-sold and spec construction	34,970	46,149	58,811	(24)%	(41)%
Total residential construction	75,297	86,086	94,233	(13)%	(20)%
Land development	80,132	88,272	103,881	(9)%	(23)%
Consumer land or lots	104,229	109,648	125,396	(5)%	(17)%
Unimproved land	53,459	54,988	66,074	(3)%	(19)%
Developed lots for operative builders	16,675	19,943	25,180	(16)%	(34)%
Commercial lots	19,654	21,674	26,621	(9)%	(26)%
Other construction	56,109	37,981	34,346	48%	63%
Total land, lot, and other construction	330,258	332,506	381,498	(1)%	(13)%
Owner occupied	710,161	703,253	697,131	1%	2%
Non-owner occupied	452,966	450,402	436,021	1%	4%
Total commercial real estate	1,163,127	1,153,655	1,133,152	1%	3%
Commercial and industrial	420,459	401,717	408,054	5%	3%
1st lien	738,854	719,030	688,455	3%	7%
Junior lien	82,083	84,687	95,508	(3)%	(14)%
Total 1-4 family	820,937	803,717	783,963	2%	5%
Home equity lines of credit	319,779	326,878	350,229	(2)%	(9)%
Other consumer	109,019	108,069	109,235	1%	—%
Total consumer	428,798	434,947	459,464	(1)%	(7)%
Agriculture	145,890	157,587	151,031	(7)%	(3)%
Other	158,160	156,865	150,197	1%	5%
Loans held for sale	(145,501)	(118,986)	(95,457)	22%	52%
Total	$3,397,425	3,408,094	3,466,135	—%	(2)%

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2012	December 31, 2012
Custom and owner occupied construction	$1,343	2,468	1,531	1,343	—	—
Pre-sold and spec construction	1,603	5,993	5,506	785	—	818
Total residential construction	2,946	8,461	7,037	2,128	—	818
Land development	31,471	38,295	56,152	16,563	—	14,908
Consumer land or lots	6,459	9,332	8,878	3,169	37	3,253
Unimproved land	19,121	25,369	35,771	14,752	—	4,369
Developed lots for operative builders	2,393	6,471	9,001	1,381	—	1,012
Commercial lots	1,959	2,002	2,032	979	—	980
Other construction	5,105	5,111	5,133	194	—	4,911
Total land, lot and other construction	66,508	86,580	116,967	37,038	37	29,433
Owner occupied	15,662	15,845	23,931	10,495	568	4,599
Non-owner occupied	4,621	3,929	4,897	3,611	42	968
Total commercial real estate	20,283	19,774	28,828	14,106	610	5,567
Commercial and industrial	5,970	7,060	12,855	5,774	181	15
1st lien	25,739	30,578	31,083	20,261	459	5,019
Junior lien	6,660	9,213	2,506	6,559	—	101
Total 1-4 family	32,399	39,791	33,589	26,820	459	5,120
Home equity lines of credit	8,041	7,502	6,361	7,120	180	741
Other consumer	441	462	360	306	12	123
Total consumer	8,482	7,964	6,721	7,426	192	864
Agriculture	6,686	6,894	7,010	3,641	—	3,045
Other	253	253	449	—	—	253
Total	$143,527	176,777	213,456	96,933	1,479	45,115

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from	% Change from
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Custom and owner occupied construction	$5	852	—	(99)%	n/m
Pre-sold and spec construction	893	—	250	n/m	257%
Total residential construction	898	852	250	5%	259%
Land development	191	774	458	(75)%	(58)%
Consumer land or lots	762	850	1,801	(10)%	(58)%
Unimproved land	422	1,126	1,342	(63)%	(69)%
Developed lots for operative builders	422	129	1,336	227%	(68)%
Commercial lots	11	—	—	n/m	n/m
Total land, lot and other construction	1,808	2,879	4,937	(37)%	(63)%
Owner occupied	5,523	6,849	8,187	(19)%	(33)%
Non-owner occupied	2,802	4,927	1,791	(43)%	56%
Total commercial real estate	8,325	11,776	9,978	(29)%	(17)%
Commercial and industrial	1,905	2,803	4,637	(32)%	(59)%
1st lien	7,352	4,462	14,405	65%	(49)%
Junior lien	732	750	6,471	(2)%	(89)%
Total 1-4 family	8,084	5,212	20,876	55%	(61)%
Home equity lines of credit	4,164	3,433	3,416	21%	22%
Other consumer	1,001	943	1,172	6%	(15)%
Total consumer	5,165	4,376	4,588	18%	13%
Agriculture	912	345	3,428	164%	(73)%
Other	—	191	392	(100)%	(100)%
Total	$27,097	28,434	49,086	(5)%	(45)%

n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2012
Custom and owner occupied construction	$24	24	206	75	51
Pre-sold and spec construction	2,489	2,516	4,069	2,641	152
Total residential construction	2,513	2,540	4,275	2,716	203
Land development	3,035	2,654	17,055	3,975	940
Consumer land or lots	4,003	2,537	7,456	4,442	439
Unimproved land	636	543	4,047	1,039	403
Developed lots for operative builders	1,802	1,257	943	2,098	296
Commercial lots	362	41	237	489	127
Other construction	—	—	1,568	—	—
Total land, lot and other construction	9,838	7,032	31,306	12,043	2,205
Owner occupied	1,312	1,254	3,815	1,507	195
Non-owner occupied	597	232	3,861	1,037	440
Total commercial real estate	1,909	1,486	7,676	2,544	635
Commercial and industrial	2,651	1,790	7,871	3,696	1,045
1st lien	5,257	2,864	7,031	6,420	1,163
Junior lien	3,464	2,668	1,663	3,787	323
Total 1-4 family	8,721	5,532	8,694	10,207	1,486
Home equity lines of credit	2,124	1,412	3,261	2,443	319
Other consumer	262	133	615	641	379
Total consumer	2,386	1,545	3,876	3,084	698
Agriculture	125	95	134	261	136
Other	44	86	259	121	77
Total	$28,187	20,106	64,091	34,672	6,485

Visit our website at www.glacierbancorp.com